Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Registration Statement (Post Effective Amendment No. 2 to Form S-1 No. 333-152042) of USA Technologies, Inc. of our report dated September 25, 2009, relating to our audits of the 2009 and 2008 consolidated financial statements and financial statement schedule appearing in the Prospectus, which is part of the Registration Statement dated October 14, 2009.

We also consent to the reference to our firm under the caption “Experts” in such Prospectus.

/s/ McGladrey & Pullen, LLP

New York, NY
October 14, 2009